Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal Second Quarter Results

Company Announces Record Revenue of $394 Million, an Increase of 25% Year-Over-Year

•	Raises FY11 Revenue Guidance to $1.595 Billion to $1.6 Billion

•	Operating Cash Flow of $76M, up 66% Year-Over-Year

•	Deferred Revenue of $683 million, up 24% Year-Over-Year

•	5,100 Net New Customers in Quarter

•	Total Customers at 82,400, up 30% Year-Over-Year

SAN FRANCISCO, Calif. – August 19, 2010 – Salesforce.com (NYSE: CRM), the enterprise cloud computing company, today announced results for its fiscal second quarter ended July 31, 2010.

“We’re delighted today to raise our full fiscal year 2011 revenue guidance to a range of $1.595 billion to $1.6 billion,” said Marc Benioff, chairman and CEO, salesforce.com. “Our accelerating revenue growth in the second quarter, combined with an excellent quarter of new business worldwide, gives us confidence to raise our guidance to this exciting new milestone.”

Salesforce.com delivered the following results for the second quarter:

Revenue: Total Q2 revenue was $394 million, an increase of 25% on a year-over-year basis. Subscription and support revenues were $369 million, an increase of 26% on a year-over-year basis. Professional services and other revenues were $25 million, an increase of 12% on a year-over-year basis.

Earnings per Share: Q2 GAAP diluted earnings per share decreased 35% year-over-year to $0.11, and non-GAAP diluted earnings per share was flat year-over-year at $0.29. The company’s non-GAAP results exclude the effects of $27 million in stock-based compensation expense, approximately $5 million in amortization of purchased intangibles, and $6 million in non-cash interest expense related to the company’s convertible senior notes. All EPS calculations are based on 134 million diluted shares outstanding during the quarter.

Customers: Net paying customers rose approximately 5,100 during the quarter, approximately 4,600 via organic growth and another 500 as a result of the company’s acquisition of Jigsaw Data Corporation during the quarter. The number of total net paying customers at the end of the fiscal second quarter was approximately 82,400. Since July 31, 2009, the company has added approximately 19,200 net paying customers, an increase of roughly 30%.

Cash: Cash from operations for the fiscal second quarter was approximately $76 million, up 66% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at roughly $1.9 billion, an increase of approximately $829 million from the prior year including approximately $500 million in net proceeds from the company’s convertible senior note financing in January 2010.

Deferred Revenue: Deferred revenue on the balance sheet as of July 31, 2010 was $683 million, an increase of 24% on a year-over-year basis.

As of August 19, 2010, salesforce.com is initiating guidance for its third quarter, fiscal year 2011. For its fiscal year 2011, the company is updating the guidance provided on May 20, 2010.

Q3 FY11 Guidance: Revenue for the company’s third quarter is projected to be in the range of approximately $408 million to approximately $410 million.

GAAP diluted EPS is expected to be in the range of approximately $0.14 to approximately $0.15, while non-GAAP diluted EPS in Q3 is expected to be in the range of approximately $0.30 to approximately $0.31. The company’s non-GAAP EPS estimate excludes the effects of stock-based compensation expense, expected to be approximately $27 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $5 million and non-cash interest expense related to the convertible senior notes, expected to be approximately $6 million. EPS estimates assume a GAAP tax rate of 41%, and a non-GAAP tax rate of 38%. All EPS estimates assume an average diluted share count of approximately 137 million shares.

Full Year FY11 Guidance: The company is raising its full fiscal year 2011 revenue from the guidance previously provided on May 20, 2010. Revenue for the company’s full fiscal year 2011 is projected to be in the range of approximately $1.595 billion to approximately $1.6 billion.

For the company’s full fiscal year 2011, diluted GAAP EPS is expected to be in the range of approximately $0.43 to approximately $0.45, while diluted non-GAAP EPS is expected to be in the range of approximately $1.15 to approximately $1.17. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $117 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $18 million, and non-cash interest expense related to the convertible senior notes, expected to be approximately $23 million. EPS estimates assume a GAAP tax rate of 41%, and a non-GAAP tax rate of 38%. All EPS estimates assume an average diluted share count of approximately 136 million shares.

The following is a reconciliation of the GAAP diluted EPS to non-GAAP diluted EPS guidance for the third quarter and full fiscal year:

	Fiscal 2011
	Q3	FY2011
GAAP diluted EPS Range	$0.14-$0.15	$0.43-$0.45
Plus
Amortization of purchased intangibles	0.04	0.15
Stock-based expense	0.20	0.85
Amortization of debt discount	0.04	0.17
Less
Income tax effect of certain Non-GAAP items	(0.12)	(0.45)

Non-GAAP diluted EPS	$0.30-$0.31	$1.15-$1.17

Shares used in computing diluted net income per share (millions)	137	136

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its second quarter fiscal year 2011 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764. A replay will be available at 800-642-1687 or +1 706-645-9291, passcode 91722955, until midnight (Eastern Time) September 10, 2010.

About salesforce.com

Salesforce.com is the enterprise cloud computing company. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and CRM applications (http://www.salesforce.com/crm) have revolutionized the way companies collaborate and communicate with their customers, including:

•	The Sales Cloud, for sales force automation and contact management

•	The Service Cloud, for customer service and support solutions

•	Chatter, for social collaboration

•	The Force.com platform, for custom application development

•	The AppExchange, the world’s leading marketplace for enterprise cloud computing applications

Salesforce.com offers the fastest path to customer success with cloud computing. As of July 31, 2010, salesforce.com manages customer information for approximately 82,400 customers including Allianz Commercial, Dell, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP earnings per share and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP earnings estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of purchased intangibles, and the amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the amortization of debt discount on the company’s convertible notes are being excluded from the company’s FY11 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and do impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q2 and its estimated non-GAAP estimates for Q3 and FY2011:

•

Stock-Based Expenses: The company’s compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of 0.75% convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest is at a rate of approximately 5.9%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the company’s operating performance because management believes that this is not indicative of ongoing operating performance and because it is a non-cash expense. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate is lower than the estimated GAAP effective tax rate due to the exclusion of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP earnings per share for the third fiscal quarter of 2011 and the full fiscal year, the company’s expected tax rates, stock-based compensation expenses, amortization expenses, and shares outstanding and references to unreleased services and features. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; rate of growth and anticipated revenue run rate; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; interest rates; and, general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the quarter ended July 31, 2010 and our Form 10-K filed for the fiscal year ended January 31, 2010. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2010 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Revenues:
Subscription and support	$368,951	$293,440	$719,663	$575,208
Professional services and other	25,421	22,621	51,522	45,777

Total revenues	394,372	316,061	771,185	620,985

Cost of revenues (1):
Subscription and support	48,981	38,971	93,038	75,999
Professional services and other	28,809	23,525	56,333	48,297

Total cost of revenues	77,790	62,496	149,371	124,296

Gross profit	316,582	253,565	621,814	496,689

Operating expenses (1):
Research and development	42,930	31,103	83,052	62,687
Marketing and sales	182,401	146,214	358,268	284,481
General and administrative	61,569	46,759	117,762	89,909

Total operating expenses	286,900	224,076	559,082	437,077

Income from operations	29,682	29,489	62,732	59,612

Investment income	8,735	7,747	16,610	12,277
Interest expense	(7,185)	(293)	(14,245)	(501)
Other expense	(1,765)	(1,072)	(3,738)	(701)

Income before provision for income taxes and noncontrolling interest	29,467	35,871	61,359	70,687

Provision for income taxes	(12,884)	(14,030)	(24,900)	(29,853)

Consolidated net income	16,583	21,841	36,459	40,834

Less: Net income attributable to noncontrolling interest	(1,839)	(643)	(3,970)	(1,200)

Net income attributable to salesforce.com	$14,744	$21,198	$32,489	$39,634

Basic net income per share attributable to salesforce.com common shareholders	$0.11	$0.17	$0.25	$0.32

Diluted net income per share attributable to salesforce.com common shareholders	$0.11	$0.17	$0.24	$0.31

Shares used in computing basic net income per share	129,462	123,846	128,747	123,526

Shares used in computing diluted net income per share	134,176	126,566	133,437	125,894

(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$3,186	$3,171	$6,260	$6,327
Research and development	4,041	2,950	8,143	6,034
Marketing and sales	12,317	9,317	24,527	19,259
General and administrative	7,071	5,439	14,153	10,920

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Revenues:
Subscription and support	94%	93%	93%	93%
Professional services and other	6	7	7	7

Total revenues	100	100	100	100

Cost of revenues:
Subscription and support	13	12	12	12
Professional services and other	7	8	7	8

Total cost of revenues	20	20	19	20

Gross profit	80	80	81	80

Operating expenses:
Research and development	11	10	11	10
Marketing and sales	46	46	47	46
General and administrative	16	15	15	14

Total operating expenses	73	71	73	70

Income from operations	7	9	8	10

Investment income	2	2	2	2
Interest expense	(2)	0	(2)	0
Other expense	0	0	0	(1)

Income before provision for income taxes and noncontrolling interest	7	11	8	11

Provision for income taxes	(3)	(4)	(3)	(5)

Consolidated net income	4	7	5	6

Less: Net income attributable to noncontrolling interest	0	0	(1)	0

Net income attributable to salesforce.com	4%	7%	4%	6%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	3	3	3	3
General and administrative	2	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2010	January 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$409,925	$1,011,306
Short-term marketable securities	332,342	230,659
Accounts receivable, net	228,550	320,956
Deferred commissions	47,093	47,388
Deferred income taxes	44,088	40,116
Prepaid expenses and other current assets	50,138	55,734

Total current assets	1,112,136	1,706,159

Marketable securities, noncurrent	1,116,661	485,083
Fixed assets, net	100,946	89,711
Deferred commissions, noncurrent	30,396	28,140
Deferred income taxes, noncurrent	36,255	27,579
Capitalized software, net	64,186	34,809
Goodwill	184,539	48,955
Other assets, net	53,357	39,765

Total assets	$2,698,476	$2,460,201

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,745	$14,791
Accrued expenses and other current liabilities	236,034	194,738
Income taxes payable	8,890	8,424
Deferred revenue	662,897	690,177

Total current liabilities	928,566	908,130

0.75% Convertible senior notes due 2015, net	461,182	450,198
Income taxes payable, noncurrent	18,474	17,551
Long-term lease liabilities and other	14,577	13,485
Deferred revenue, noncurrent	20,122	14,171

Total liabilities	1,442,921	1,403,535

salesforce.com stockholders’ equity:
Common stock	130	127
Additional paid-in capital	1,093,591	938,544
Accumulated other comprehensive gain (loss)	7,855	(1,430)
Retained earnings	139,050	106,561

Total stockholders’ equity controlling interest	1,240,626	1,043,802

Total stockholders’ equity noncontrolling interest	14,929	12,864

Total stockholders’ equity	1,255,555	1,056,666

Total liabilities and stockholders’ equity	$2,698,476	$2,460,201

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Operating activities:
Consolidated net income	$16,583	$21,841	$36,459	$40,834
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,793	12,144	32,298	24,289
Amortization of debt discount	5,533	0	10,984	0
Amortization of deferred commissions	18,106	15,315	37,595	30,261
Expenses related to stock-based awards	26,615	20,877	53,083	42,540
Excess tax benefits from employee stock plans	(22,902)	(15,687)	(32,190)	(25,135)
Changes in assets and liabilities:
Accounts receivable, net	(41,413)	(22,816)	97,538	97,870
Deferred commissions	(20,248)	(14,136)	(39,556)	(25,005)
Prepaid expenses and other current assets	181	1,308	10,120	(1,819)
Other assets	(2,703)	2,683	(4,142)	(118)
Accounts payable	5,583	(2,368)	3,925	(2,990)
Accrued expenses and other current liabilities	57,378	27,057	37,394	8,120
Deferred revenue	15,590	(363)	(24,229)	(45,016)

Net cash provided by operating activities	76,096	45,855	219,279	143,831

Investing activities:
Purchase of subsidiary stock	0	0	(1,273)	0
Business combinations, net of cash acquired	(151,503)	0	(151,503)	0
Investments in privately-held companies	(2,000)	(700)	(2,500)	(700)
Changes in marketable securities	(234,030)	(138,393)	(729,973)	(381,031)
Capital expenditures	(27,831)	(18,628)	(39,521)	(32,056)

Net cash used in investing activities	(415,364)	(157,721)	(924,770)	(413,787)

Financing activities:
Proceeds from the exercise of stock options	34,127	5,139	71,643	14,307
Excess tax benefits from employee stock plans	22,902	15,687	32,190	25,135
Principal payments on capital lease obligations	(2,123)	(2,258)	(4,041)	(3,506)

Net cash provided by financing activities	54,906	18,568	99,792	35,936

Effect of exchange rate changes	3,493	(2,238)	4,318	(3,645)

Net decrease in cash and cash equivalents	(280,869)	(95,536)	(601,381)	(237,665)
Cash and cash equivalents, beginning of period	690,794	341,705	1,011,306	483,834

Cash and cash equivalents, end of period	$409,925	$246,169	$409,925	$246,169

Supplemental cash flow disclosure:
Cash paid (received) during the period for:
Interest	$2,351	$285	$2,566	$492
Income taxes, net of tax refunds	$723	$16,791	$(4,790)	$21,074

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Jul 31, 2010	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	Jul 31, 2009	Apr 30, 2009
Full Time Equivalent Headcount	4,447	4,106	3,969	3,814	3,653	3,607

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,858,928	$1,901,548	$1,727,048	$1,070,092	$1,030,406	$983,824
Deferred revenue, current and noncurrent	$683,019	$664,529	$704,348	$545,435	$549,010	$549,373

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Revenues by geography (in thousands):
Americas	$274,669	$226,008	$533,953	$446,658
Europe	65,545	55,992	132,387	107,594
Asia Pacific	54,158	34,061	104,845	66,733

	$394,372	$316,061	$771,185	$620,985

As a percentage of total revenues:

Revenues by geography:
Americas	70%	72%	69%	72%
Europe	17	18	17	17
Asia Pacific	13	10	14	11

	100%	100%	100%	100%

SUPPLEMENTAL REVENUE ANALYSIS (1)

	Three Months Ended July 31, 2010	Three Months Ended April 30, 2010
Revenue constant currency growth rates (as compared to the comparable quarter a year ago)
Americas	22%	18%
Europe	30%	24%
Asia Pacific	53%	50%
Total revenue growth	26%	22%

(1)	We present constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted in to United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented rather than the actual exchange rates in effect during that period.

Supplemental Cash flow information

Free cash flow analysis, a non-GAAP measure

(amounts in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Operating Cash flow	$76,096	$45,855	$219,279	$143,831
GAAP Net cash provided by operating activities
Less:
Capital expenditures	(27,831)	(18,628)	(39,521)	(32,056)

Free cash flow	$48,265	$27,227	$179,758	$111,775

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Gross Profit
GAAP gross profit	$316,582	$253,565	$621,814	$496,689
Plus:
Amortization of purchased intangibles (b)	3,891	1,696	5,570	3,714
Stock-based expenses (c)	3,186	3,171	6,260	6,327

Non-GAAP Gross profit	$323,659	$258,432	$633,644	$506,730

Operating expenses
GAAP operating expenses	$286,900	$224,076	$559,082	$437,077
Less:
Amortization of purchased intangibles (b)	(1,225)	(802)	(2,050)	(1,643)
Stock-based expenses (c)	(23,429)	(17,706)	(46,823)	(36,213)

Non-GAAP operating expenses	$262,246	$205,568	$510,209	$399,221

Income from operations
GAAP income from operations	$29,682	$29,489	$62,732	$59,612
Plus:
Amortization of purchased intangibles (b)	5,116	2,498	7,620	5,357
Stock-based expenses (c)	26,615	20,877	53,083	42,540

Non-GAAP income from operations	$61,413	$52,864	$123,435	$107,509

Non-operating income (loss) (a)
GAAP non-operating income (loss)	$(215)	$6,382	$(1,373)	$11,075
Plus: Amortization of debt discount	5,533	0	10,984	0

Non-GAAP non-operating income	$5,318	$6,382	$9,611	$11,075

Net income attributable to salesforce.com
GAAP net income attributable to salesforce.com	$14,744	$21,198	$32,489	$39,634
Plus:
Amortization of purchased intangibles	5,116	2,498	7,620	5,357
Stock-based expenses	26,615	20,877	53,083	42,540
Amortization of debt discount	5,533	0	10,984	0
Less:
Income tax effect of Non-GAAP items	(13,274)	(8,243)	(25,493)	(15,763)

Non-GAAP net income attributable to salesforce.com	$38,734	$36,330	$78,683	$71,768

Diluted earnings per share
GAAP diluted earnings per share	$0.11	$0.17	$0.24	$0.31
Plus:
Amortization of purchased intangibles	0.04	0.02	0.06	0.04
Stock-based expenses	0.20	0.17	0.40	0.35
Amortization of debt discount	0.04	0	0.08	0
Less:
Income tax effect of Non-GAAP items	(0.10)	(0.07)	(0.19)	(0.13)

Non-GAAP diluted earnings per share attributable to salesforce.com	$0.29	$0.29	$0.59	$0.57

Shares used in computing diluted net income per share	134,176	126,566	133,437	125,894

a) Non-operating income (loss) consists of investment income, interest expense and other expense

b) Amortization of purchased intangibles were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Cost of revenues	$3,891	1,696	$5,570	$3,714
Marketing and sales	1,225	802	2,050	1,643

	$5,116	$2,498	$7,620	$5,357

c) Stock-based expenses were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Cost of revenues	$3,186	$3,171	$6,260	$6,327
Research and development	4,041	2,950	8,143	6,034
Marketing and sales	12,317	9,317	24,527	19,259
General and administrative	7,071	5,439	14,153	10,920

	$26,615	$20,877	$53,083	$42,540

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME PER SHARE

The following reflects the calculation of Basic and Diluted Net Income Per Share

(amounts in thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
GAAP Basic Net Income Per Share

Net income attributable to salesforce.com	$14,744	$21,198	$32,489	$39,634

Basic net income per share attributable to salesforce.com common stockholders	0.11	0.17	0.25	0.32

Shares used in computing basic net income per share attributable to salesforce.com common stockholders	129,462	123,846	128,747	123,526

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Non-GAAP Basic Net Income Per Share

Non-GAAP net income attributable to salesforce.com	$38,734	$36,330	$78,683	$71,768

Basic Non-GAAP net income per share attributable to salesforce.com common stockholders	0.30	0.29	0.61	0.58

Shares used in computing basic net income per share attributable to salesforce.com common stockholders	129,462	123,846	128,747	123,526

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
GAAP Diluted Net Income Per Share

Net income attributable to salesforce.com	$14,744	$21,198	$32,489	$39,634

Diluted net income per share attributable to salesforce.com common stockholders	0.11	0.17	0.24	0.31

Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	134,176	126,566	133,437	125,894

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Non-GAAP Diluted Net Income Per Share

Non-GAAP net income attributable to salesforce.com	$38,734	$36,330	$78,683	$71,768

Diluted Non-GAAP net income per share attributable to salesforce.com common stockholders	0.29	0.29	0.59	0.57

Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	134,176	126,566	133,437	125,894